UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2019

AVON PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of Principal Executive Offices) (Zip Code)

+44-1604-232425
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.25 per share	AVP	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 13, 2019, Avon Products, Inc. (the “Company”) held a special meeting of its shareholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement, dated October 4, 2019, which was first mailed to the Company’s shareholders on or about October 8, 2019.

As of the close of business on October 3, 2019, the record date for the Special Meeting (the “Record Date”), there were 443,014,254 shares of common stock of the Company (the “Avon Common Shares”) outstanding and entitled to vote for an aggregate vote of 443,014,254 (or one vote per share) and 435,000 shares of the Company’s Series C Preferred Stock (“Avon Preferred Shares” and, together with the Avon Common Shares, the “Avon Shares”) outstanding and entitled to vote for an aggregate vote of 87,051,524 (on an as-converted basis). Holders of Avon Common Shares and Avon Preferred Shares voted together as a single class on all matters presented at the Special Meeting for an aggregate of, as of the close of business on the Record Date, 530,065,778 votes. 403,842,614 Avon Shares were represented in person or by proxy at the Special Meeting and, therefore, a quorum was present. Each of the proposals were approved by the requisite vote of holders of Avon Shares. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1.  Proposal to adopt the Agreement and Plan of Mergers, dated May 22, 2019, as amended from time to time in accordance with its terms (the “Merger Agreement”), among Avon, Natura Cosméticos S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Natura Cosméticos”), Natura &Co Holding S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Natura &Co Holding”), Nectarine Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Natura &Co Holding, and Nectarine Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merger Sub I, pursuant to which Avon will become a wholly owned direct subsidiary of Natura &Co Holding (collectively with the other transactions contemplated by the Merger Agreement, the “Transaction”). Set forth below are the voting results for this proposal.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
402,520,135	675,471	647,008	0

              The proposal to adopt the Merger Agreement was approved with the affirmative vote of 75.9% of the outstanding Avon Shares entitled to vote on the matter at the Avon Special Meeting, voting together as a single class on an as-converted basis.

2.  Proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to the Company’s named executive officers in connection with the Transaction. Set forth below are the voting results for this proposal.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
391,663,667	3,092,789	9,086,158	0

              The proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to the Company’s named executive officers in connection with the Transaction was approved with the affirmative vote of 99.2% of votes cast thereon.

3.  Proposal to approve one or more adjournments of the Special Meeting to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. Set forth below are the voting results for this proposal.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
392,030,042	11,078,713	733,859	0

              The proposal to approve one or more adjournments of the Special Meeting was approved with the affirmative vote of 97.3% of votes cast thereon.

Item 8.01 Other Events.

As previously disclosed, a putative class action complaint was filed on October 16, 2019 in the Supreme Court of the State of New York Kings County against the Company and members of the board of directors of the Company (the “Berger Action”).  As previously disclosed, the Company believes the claims asserted in the Berger Action are without merit.  In conjunction with the Company’s November 6, 2019 filing with the Securities and Exchange Commission of supplemental disclosures to its definitive proxy statement/prospectus filed on October 4, 2019, the Company reached agreement with the plaintiff in the Berger Action to resolve his claims.  The plaintiff has agreed that he will dismiss the Berger Action in its entirety, with prejudice as to such plaintiff only and without prejudice to all other members of the putative class, and the parties have filed a stipulation of discontinuance to that effect.

On November 13, 2019, the Company issued a press release announcing the results of the shareholder vote at the Special Meeting. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated November 13, 2019, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

By:	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President, Interim General Counsel and Corporate Secretary

Date: November 13, 2019

Exhibit Index

Exhibit	Description

99.1	Press Release, dated November 13, 2019, issued by the Company.